Exhibit (i)(iii)

CONSENT OF COUNSEL

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 8 to the Registration Statement of Datum One Series Trust (File No. 333-237048) on Form N-1A under the Securities Act of 1933, as amended.

/s/ Ropes & Gray LLP
Ropes & Gray LLP

Boston, MA

July 27, 2023